UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 27, 2010
Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On January 13, 2010, the Circuit Court of Jackson County, Missouri, preliminarily approved the proposed settlement (the “Settlement”), as set forth in a Stipulation of Settlement dated as of November 24, 2009 (the “Stipulation”), of the consolidated shareholder derivative litigation pending before the court styled O’Brien, Derivatively on behalf of NovaStar Financial, Inc. v. Scott F. Hartman, et al., Case No. 0816-CV02978 (Consolidated with Case No. 0816-CV04731), and of the federal shareholder derivative litigation styled Iaccarino v. Hartman, et al., Case No. 4:08-cv-469-ODS, pending in the United States District Court for the Western District of Missouri (collectively, the “Derivative Actions”). The Settlement affects persons who owned common stock of NovaStar Financial, Inc. as of November 24, 2009 and who continue to hold such stock as of the final settlement approval hearing (collectively, “Current NovaStar Shareholders”).

A detailed Notice of Pendency and Proposed Settlement of Derivative Actions, describing in greater detail the Derivative Actions, the Settlement, and the rights of Current NovaStar Shareholders with regard to the Settlement, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference (the “Notice”). The Notice is also available, along with the Stipulation, at the Company’s website at http://www.novastarfinancial.com. Current NovaStar Shareholders are urged to read the Notice and the Stipulation carefully and in their entirety.

Item 9.01 Financial Statements and Exhibits.

99.1 Notice of Pendency and Proposed Settlement of Derivative Actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: January 27, 2010	/s/ Rodney E. Schwatken

Rodney E. Schwatken

Chief Financial Officer